Exhibit 10.31

WELLCHOICE, INC.

DIRECTORS DEFERRED CASH COMPENSATION PLAN

Effective as of January 1, 2004

WELLCHOICE, INC.

DIRECTORS DEFERRED CASH COMPENSATION PLAN

TABLE OF CONTENTS

1.	PURPOSE OF THE PLAN	1

2.	DEFINITIONS	1

3.	PARTICIPATION AND DEFERRAL ELECTIONS	2

4.	INVESTMENT PERFORMANCE ELECTIONS	2

5.	ACCOUNTS	3

6.	DISTRIBUTION OF BENEFITS	3

7.	DEATH OF A PARTICIPANT	4

8.	UNFORESEEABLE EMERGENCY	4

9.	ADMINISTRATION	5

10.	GENERAL PROVISIONS	6

11.	SOURCE OF BENEFITS	6

12.	EFFECTIVE DATE	7

13.	AMENDMENT OR TERMINATION	7

WELLCHOICE, INC.

DIRECTORS DEFERRED CASH COMPENSATION PLAN

1.	Purpose of the Plan

The purpose of this WellChoice, Inc. Directors Deferred Cash Compensation Plan (the “Plan”) is to enable WellChoice, Inc. (“WellChoice”) to compete more effectively with other corporations in attracting individuals to serve as non-employee members of the Board of Directors (the “Board”). To that end, the Plan provides members of the Board with an opportunity to defer certain fees received from WellChoice in connection with their service as members of the Board.

2.	Definitions

2.1	“Administrator” means the Compensation Committee of the Board of Directors or agent of the Administrator specified in, or appointed pursuant to, Section 9.2.

2.2	“Board” means the Board of Directors of WellChoice, Inc.

2.3	“Deferral Account” means the bookkeeping account maintained for a Participant to record his or her Deferred Amounts, together with earnings thereon credited, or debited, pursuant to Section 4.3.

2.4	“Deferral Election” means the Participant’s election to defer all or a portion of his or her retainer and/or meeting fees.

2.5	“Deferred Amounts” means the amounts credited to a Participant’s Deferral Account pursuant to Section 3.2.

2.6	“Director” means an individual who, at the relevant time, is serving as a non-employee member of the Board of Directors of WellChoice and is not an active participant in the Empire Blue Cross and Blue Shield Executive Savings Plan.

2.7	“Investment Election” means a Participant’s election under Article 4 of the investment fund or funds used to measure the hypothetical investment performance of the Participant’s Deferral Account.

2.8	“Participant” means a Director who elected to participate in the Plan and shall continue until his or her participation terminates in accordance with Section 3.1.

2.9	“Plan” means this WellChoice, Inc. Directors Deferred Cash Compensation Plan, as amended from time to time.

2.10	“Plan Year” means the 12-consecutive month period beginning on January 1 and ending on December 31.

2.11	“Valuation Date” means the last day of each calendar quarter and such additional dates as the Administrator may establish.

3.	Participation and Deferral Elections

3.1	Participation. To commence participation in the Plan, a Director must file with the Administrator a Deferral Election with respect to a Plan Year in accordance with Sections 3.2 and 3.3. Participation in the Plan shall terminate when all amounts credited to a Participant’s account have been distributed.

3.2	Deferral Election. A Deferral Election for a Plan Year shall specify the respective deferral percentages applicable to the Participant’s Retainer Fees and/or Meeting Fees otherwise payable during such Plan Year. Any amount deferred pursuant to a Deferral Election shall be credited to the Participant’s Deferral Account within 30 days after the date on which such amount would otherwise have been paid.

3.3	Timely Filing of Election. A Deferral Election shall be filed with the Administrator, in such form as the Administrator shall designate, prior to the commencement of the relevant Plan Year. In the case of a Director who becomes an Eligible Director after January 1 and before December 1 of a Plan Year, such Director may make an initial Deferral Election no later than 30 days after the date on which he or she becomes a Director. Such Deferral Election shall be effective as soon as administratively practicable after it is filed with the Administrator. A Deferral Election shall be applicable only to fees payable during the Plan Year to which it relates, exclusive of any fees payable before the Director commences participating in the Plan.

4.	Investment Performance Elections

4.1	Additions to Account. At the time a Participant makes a Deferral Election with respect to a Plan Year, he or she shall file an Investment Election. In the Investment Election, the Participant shall designate one or more investment fund(s) from the investment funds available for selection under the Plan that shall be used to measure the investment performance of Deferred Amounts added to the Participant’s Deferral Account. An Investment Election shall remain in effect until a subsequent Investment Election is made pursuant to Section 4.2.

4.2	Existing Account Balances. A Participant may, on or before July 1 of any Plan Year, change the proportions of his or her existing Deferral Account balance that are deemed invested in the investment fund or funds referred to in Section 4. 1. Such change shall be implemented as of August 1 of such Plan Year or as soon as administratively practicable thereafter.

4.3	Crediting of Investment Return. As of any Valuation Date, each Participant’s Deferral Account shall, under such procedures as the Administrator shall establish, be credited with any income, and debited with any loss, that would have been realized if the amounts credited to his or her Deferral Account had been invested since the preceding Valuation Date in accordance with his or her Investment Election.

References in the Plan to Investment Elections are for the sole purpose of attributing hypothetical investment performance to each Participant’s Deferral Account. Nothing herein shall require WellChoice to invest, earmark, or set aside its general assets in any specific manner.

5.	Accounts

5.1	Maintenance of Account. The Administrator shall maintain or cause to be maintained for each Participant a Deferral Account. Each Participant shall be furnished with quarterly statements setting forth the balances in his or her Deferral Account.

5.2	Vesting. The amounts in a Participant’s Deferral Account shall be fully vested at all times.

6.	Distribution of Benefits

6.1	Benefit Payment Election.

(a)	Prior to the commencement of his or her participation in the Plan, each Participant shall file a benefit payment election with the Administrator on such form as the Administrator shall prescribe specifying: (i) whether the Participant’s benefit is to be paid in a lump sum, substantially equal annual installments, or both; (ii) the year in which such lump-sum payment is to be made or such installments are to commence; and (iii) if installments are elected, the number of such installments. Lump-sum payments may not be made later than, and installment payments may not extend beyond, the 10th year following the year in which the Participant ceases to serve as a Director.

(b)	In the event a Participant fails to make an initial benefit payment election pursuant to subsection (a), he or she shall be deemed to have made an initial election to receive his or her benefit in a lump sum within 60 days following the effective date of his or her cessation of service as a Director.

6.2	Change in Election. A Participant’s benefit payment election may be changed from time to time, provided, however, that no such change shall be effective if the Participant’s cessation of service as a Director occurs less than 12 months after the date such change is made. In such event the Participant’s benefit shall be paid in accordance with his or her most recent election or change in election (other than a change in election made less than 12 months before his or her separation from service). For purposes of this Section 6.2, a revocation of a prior change of election shall itself be treated as a new change of election.

6.3	Distribution of Benefits. Except as otherwise in accordance with Articles 7 and 8, A Participant’s Account shall be distributed in accordance with his or her benefit payment election made pursuant to Section 6.1 (after giving effect to any modifications to such election pursuant to Section 6.2). The payment of an initial installment or the entire lump sum amount shall, in accordance with the Participant’s election, be made either: (i) within 60 days after the date the Participant ceases to Serve as a Director; or (ii) during the first 60 days of a calendar year commencing after the Participant ceases to serve as a Director.

7.	Death of a Participant

7.1	A Participant may designate in writing, on such form as the Administrator may prescribe, a beneficiary to receive any benefits with respect to such Participant in the event of his or her death. Such beneficiary designation may be changed at any time.

7.2	Subject to Section 7.3, in the event of a Participant’s death prior to the distribution of his or her entire Deferral Account balance, the remaining balance in the Participant’s Deferral Account shall be distributed in accordance with his or her benefit payment election made pursuant to Section 6.1 (after giving effect to any modifications to such election pursuant to Section 6.2). Such distribution shall be made to the Participant’s designated beneficiary or, in the absence of any such designated beneficiary, to the Participant’s estate.

7.3	A Participant may elect to have any amount remaining in his or her Deferral Account upon his or her death paid to his or her designated beneficiary in a lump sum within 60 days after the Administrator has received notification of his or her death, rather than in accordance with the Participant’s benefit payment election under Section 6.1 (after giving effect to any modifications to such election pursuant to Section 6.2). Such a lump-sum death benefit election may be made or revoked at any time; provided, however, that no such election or revocation shall be effective if made less than 12 months before the date of the Participant’s death.

8.	Unforeseeable Emergency

8.1	Emergency Acceleration. In the event that a Participant experiences an Unforeseeable Emergency, such Participant may request an acceleration of the distribution of all or a portion of his or her Deferral Account. Any such request shall be subject to the approval of the Administrator. Approval shall only be granted to the extent such distribution is reasonably needed to satisfy the need created by the Unforeseeable Emergency and shall not be granted to the extent that such need may reasonably be relieved: (i) through reimbursement or compensation by insurance or otherwise; or (ii) by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). The amount paid in an accelerated distribution shall approximate the amount reasonably necessary to alleviate the need created by the Unforeseeable Emergency.

8.2	Unforeseeable Emergency. An “Unforeseeable Emergency” means severe financial hardship to the Participant resulting from: (i) a sudden and unexpected illness or accident of the Participant or his or her dependent; (ii) loss of the Participant’s property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. Examples of circumstances not qualifying, as an Unforeseeable Emergency include the need to send a Participant’s child to college and the desire to purchase a home.

8.3	Suspension of Deferrals. Notwithstanding anything to the contrary in this Article 8, in the event the Administrator approves a Participant’s request for an acceleration of the distribution of all or a portion of his or her Deferral Account pursuant to Section 8.1 on account of an Unforeseeable Emergency, the Participant’s Deferral Election shall be suspended (and the Participant shall be ineligible to make a new Deferral Election) with respect to any fees otherwise payable during the period beginning on the date of such withdrawal or effective date of such approval and ending on the last day of the next succeeding Plan Year.

9.	Administration

9.1	Administrator. The Plan shall be administered by the Compensation Committee of the Board, except that no member of the Compensation Committee shall have the authority to take any action with respect to his or her own benefits under the Plan. The Administrator shall have full power and discretionary authority to administer, interpret and construe this Plan, to determine and review claims for benefits under this Plan, to establish rules and regulations, to delegate responsibilities to others to assist it in administering this Plan, to establish investment guidelines, and to perform all other acts it believes reasonable and proper in connection with the administration of this Plan. Until such time as the Administrator establishes other policies and procedures and/or appoints another agent or agents pursuant to Section 9.2, and except for Article 8, the policies and procedures established with respect to investment management, recordkeeping and day-to-day administration of the Plan will be handled in accordance with the policies and procedures established for the Empire Blue Cross and Blue Shield Executive Savings Plan; and, agents appointed to provide services for the Empire Blue Cross and Blue Shield Executive Savings Plan are appointed to provide such services for this Plan.

9.2	Agents. The Administrator may appoint an individual to be the Administrator’s agent with respect to the day-to-day administration of the Plan. In addition, the Administrator may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

9.3	Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.

10.	General Provisions

10.1	No Contract of Service. The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant to continue to serve as a member of the Board.

10.2	Withholding. As a condition to a Participant’s entitlement to benefits hereunder, WellChoice shall have the right to deduct from any amounts otherwise payable to a Participant, whether pursuant to the Plan or otherwise, or otherwise to collect from the Participant, any required withholding taxes with respect to amounts deferred or benefits payable under the Plan.

10.3	Non-Assignablility of Benefits. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to, nor shall WellChoice be obligated to recognize, any purported anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall in any manner be liable for or subject to garnishment, attachment, execution, or a levy, or liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

10.4	Successor Company. The Plan shall be binding upon any successor to WellChoice by merger, consolidation, or sale or transfer of substantially all of its assets.

10.5	Validity In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.6	Governing Law. The laws of the State of New York shall govern the construction of this Plan and the rights and the liabilities hereunder of the parties hereto.

11.	Source of Benefits

The Plan is an unfunded plan maintained by WellChoice for the purpose of providing deferred compensation for members of the Board. Benefits under the Plan shall be payable from the general assets of WellChoice. The Plan shall not be construed as conferring on a Participant any right, title interest, or claim in or to any specific asset, reserve, account, or property of any kind possessed by WellChoice. To the extent that a Participant or any other person acquires a right to receive payments from WellChoice, such right shall be no greater than the right of an unsecured general creditor.

12.	Effective Date

This Plan shall be effective January 1, 2004.

13.	Amendment or Termination

The Board reserves the right to amend or terminate this Plan at any time. No amendment or termination of the Plan shall adversely affect the right of any Participant to receive his or her accrued benefits as determined as of the date of amendment or termination.